Exhibit 32.02

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 of The Sarbanes-Oxley Act of 2002

     In connection with the Quarterly Report of Silicon Image, Inc (the “Company”) on Form 10-Q for the period ending March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Darrel Slack, Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period presented therein.

/s/ Darrel Slack
Darrel Slack
Chief Financial Officer
(Principal Financial Officer)
May 10, 2005

     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.